UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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National Presto Industries, Inc.

(Exact Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of

Annual

Meeting

and

Proxy

Statement

Annual Meeting of Stockholders

May 16, 2023

Please sign and return the

enclosed proxy card promptly.

National Presto Industries, Inc.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

National Presto Industries, Inc.

Eau Claire, Wisconsin 54703

April 11, 2023

Dear Stockholder:

We invite you to attend our annual meeting of stockholders. We will hold the meeting at our offices in Eau Claire on May 16, 2023, at 2:00 p.m. (CDT). If we determine that an alternative date, time, method, and/or location of our annual meeting is advisable or necessary, we will announce our decision and alternative arrangements in advance of the annual meeting.

We sincerely hope that you will be able to be present to meet the management of your company, see any new products that may be displayed at the meeting, and vote on the items of business described in the enclosed Notice of Annual Meeting of Stockholders and Proxy Statement. If, however, you are unable to attend the meeting in person, we urge that you participate by voting your stock by proxy. You may cast your vote by signing and returning the enclosed proxy card.

Enclosed with this proxy, you should have received our annual report for 2022, which contains a description of our business and includes audited financial statements for that year. If you did not receive a copy of the 2022 annual report, a copy will be made available at no charge by contacting us at 1-800-945-0199.

We are always pleased to hear from our stockholders. If you cannot be present in person at the meeting, we would be happy to have your letters expressing your viewpoints on our products and businesses or to answer any questions that you might have regarding your company.

Chair of the Board and President

NATIONAL PRESTO INDUSTRIES, INC.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

Notice of Annual Meeting of Stockholders

TO THE STOCKHOLDERS OF NATIONAL PRESTO INDUSTRIES, INC.:

The Annual Meeting of Stockholders of National Presto Industries, Inc. will be held at the offices of National Presto, 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on Tuesday, May 16, 2023, at 2:00 p.m. (CDT), for the following purposes:

(1)	to elect Randy F. Lieble and Joseph G. Stienessen as directors, each for a three-year term ending at the annual meeting to be held in 2026;

(2)	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	to hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 24, 2023, will be entitled to vote at the meeting and any adjournment thereof. If we determine that an alternative date, time, method, and/or location of our annual meeting is advisable or necessary, we will announce our decision and alternative arrangements in advance of the annual meeting.

Douglas J. Frederick
Secretary

April 11, 2023

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 16, 2023

Our Notice of Annual Meeting of Stockholders, Proxy Statement, and 2022 Annual Report on Form 10-K are available on the National Presto website at www.gopresto.com/proxy/.

April 11, 2023

NATIONAL PRESTO INDUSTRIES, INC.

3925 North Hastings Way

Eau Claire, Wisconsin 54703

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 16, 2023

The accompanying proxy is solicited by the Board of Directors of National Presto Industries, Inc. (the “Company”), for use at the Annual Meeting of Stockholders to be held at 3925 North Hastings Way, Eau Claire, Wisconsin 54703, on May 16, 2023, at 2:00 p.m. (CDT) (the “Annual Meeting”), and any adjournment thereof. When such proxy is properly executed and returned, the shares it represents will be voted at the meeting and at any adjournment thereof. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Presence at the meeting of a stockholder who has signed and returned a proxy does not alone revoke that proxy. The proxy may be revoked by returning a later dated proxy, giving written notice of revocation to the Secretary of the Company, or attending the Annual Meeting and voting in person.

At the Annual Meeting, stockholders will be asked:

(1)	to elect Randy F. Lieble and Joseph G. Stienessen as directors, each for a three-year term ending at the annual meeting to be held in 2026;

(2)	to ratify the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;

(3)	to approve, on a non-binding advisory basis, the compensation of our named executive officers;

(4)	to hold a non-binding advisory vote on the frequency of future advisory votes on executive compensation; and

(5)	to transact such other business as may properly come before the meeting.

Only stockholders of record as of the close of business on March 24, 2023, will be entitled to vote at the Annual Meeting. Only those stockholders, persons holding proxies from such stockholders, beneficial owners of shares who demonstrate that they are in fact beneficial owners, representatives of the media, and other guests who are invited by the management of the Company may attend the Annual Meeting. If you hold your shares through a broker or otherwise in street name, please bring a brokerage statement or a letter from a bank or broker confirming ownership as of the record date and valid photo identification. If we determine that an alternative date, time, method, and/or location of our annual meeting is advisable or necessary, we will announce our decision and alternative arrangements in advance of the annual meeting.

The presence in person or by proxy of holders of a majority of the shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the transaction of business. Abstentions and proxies submitted by brokers who do not have authority to vote on certain matters will be considered “present” at the Annual Meeting for purposes of determining a quorum. The proxy materials were first mailed to stockholders on or about April 11, 2023.

Under the New York Stock Exchange (NYSE) rules, if a broker holds a beneficial owner’s shares in its name and does not receive voting instructions from the beneficial owner, the broker has discretion to vote these shares on certain routine matters, including ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm. On non-routine matters, however, the broker must receive voting instructions from the beneficial owner, as it does not have discretionary voting power for these particular items. Non-routine matters include Proposals 1, 3 and 4. Thus, if you hold your shares through a broker and you do not instruct your broker how to vote on Proposals 1, 3 or 4, it will be considered a broker non-vote and no votes will be cast on your behalf with respect to such proposals. So long as the broker has discretion to vote on at least one proposal, these “broker non-votes” are counted toward establishing a quorum. When voted on routine matters, broker non-votes are counted toward determining the outcome of that routine matter.

Directors are elected by a plurality of the votes cast, which means the individual receiving the largest number of votes will be elected director as chosen in the election. Therefore, broker non-votes and shares voted as “withhold authority to vote” will have no effect on the election of the director.

Approval of each of the other proposals at the Annual Meeting requires the affirmative approval of a majority of the votes cast. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast and have no effect on the outcome of the proposal.

If a stockholder of record signs and returns a proxy card without specifying how to vote the shares, the person named as proxy on the proxy card will vote the shares FOR the election of the director nominees, FOR the ratification of RSM US LLP as the Company’s independent registered public accounting firm, FOR the approval of the compensation of the Company’s named executive officers, and FOR every “3 years” on the frequency of the non-binding advisory vote on executive compensation.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has 7,102,156 shares of common stock outstanding and entitled to vote as of the close of business on the record date, March 24, 2023. Each share of common stock is entitled to one vote.

The following table sets forth information as to beneficial ownership of the Company’s common stock as of the record date by (i) each person known to the Company to hold more than 5% of such stock, (ii) each director, (iii) each named executive officer in the Summary Compensation Table, and (iv) all directors and officers as a group. Unless otherwise indicated, all stockholders listed in the table have sole voting and investment power with respect to the shares owned by them.

	Amount and Nature	Percent of
Beneficial Owner	of Beneficial Ownership	Common Stock
Maryjo Cohen	1,829,939(1)	25.8%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	947,070(2)	13.3%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	603,881(3)	8.5%
Douglas J. Frederick	147,056(4)	2.1%
Randy F. Lieble	8,880(5)	*
Richard N. Cardozo	3,168(6)	*
Richard L. Jeffers	2,357(7)	*
Jeffery A. Morgan	2,547(7)	*
Joseph G. Stienessen	1,750(8)	*
David J. Peuse	1,804(7)	*
Patrick J. Quinn	1,068(9)	*
John R. MacKenzie(10)	1,005(7)	*
All officers and directors as a group (10 persons)	1,999,574	28.2%

(*)	Represents less than 1% of the outstanding shares of common stock of the Company.

(1)	Includes 1,669,664 shares held in a voting trust, described in the section below captioned “Voting Trust Agreement,” in which Ms. Cohen has sole voting power over all of these shares; 139,453 shares owned by private charitable foundations of which Ms. Cohen is a co-trustee, officer, or director, and as such exercises shared voting and investment powers; 14,211 shares received as restricted stock pursuant to the 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan; and 6,611 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s matching contribution. Ms. Cohen disclaims beneficial ownership of the shares owned or held in trust for any other person, including family members, trusts, or other entities with which she may be associated.

(2)	Based on a Schedule 13G/A filed with the SEC on January 23, 2023, reporting sole voting power with respect to 935,459 shares and sole dispositive power with respect to 947,070 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on February 9, 2023, reporting shared voting power with respect to 4,099 shares, sole dispositive power with respect to 595,718 shares, and shared dispositive power with respect to 8,163 shares.

(4)	Includes 137,781 shares owned by a private charitable foundation of which Mr. Frederick is a co-trustee and officer and as such exercises shared voting and investment powers; 7,948 shares received as restricted stock pursuant to the 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan; and 1,327 shares held in a 401(k) account that were contributed into the account by the Company through the Company’s matching contribution. Mr. Frederick disclaims beneficial ownership of the shares owned by the private charitable foundation.

(5)	These figures include shares received as restricted stock pursuant to the 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan as well as shares of common stock that are owned by Mr. Lieble in an IRA, and in the Lieble Family Rev. Trust.

(6)	These figures include shares owned by Richard N. Cardozo Family Trust, his SEP and Roth IRAs, and the Arlene Cardozo By-Pass Trust.

(7)	These figures include shares received as restricted stock pursuant to the 2010 Incentive Compensation Plan and 2017 Incentive Compensation Plan as well as shares of common stock that are owned by the individuals in their 401(k) accounts and that were contributed into such accounts by the Company through the Company’s matching contribution.

(8)	These figures include shares owned by Joseph G. Stienessen SEP IRA.

(9)	These figures include shares owned by the Patrick J. Quinn and Susan L. Quinn Rev. Trust.

(10)	Mr. MacKenzie was elected Vice President of Sales on February 17, 2023.

Delinquent Section 16(a) Reports

Based upon a review of Forms 3, 4, and 5 and any amendments thereto filed with the SEC pursuant to Section 16(a) of the Securities and Exchange Act of 1934, the Company believes the reporting persons have filed timely reports during the fiscal year ended December 31, 2022, except that a report of one transaction by Mr. Jeffers was filed after the regulatory deadline.

Voting Trust Agreement

Eleven entities comprising trusts related to the Cohen family and extended family members have entered into a voting trust agreement with respect to the voting of an aggregate of 1,669,664 shares of common stock of the Company. The voting trust agreement will terminate on November 3, 2027, unless sooner terminated by the voting trustee or unanimous written consent of all the parties to the voting trust agreement, or unless extended by unanimous written consent by all parties to the agreement. The voting trustee under the agreement is Maryjo Cohen. Under the agreement, the voting trustee exercises all rights to vote the shares subject to the voting trust with respect to all matters presented for stockholder action.

Equity Compensation Plan Information

	Number of securities to be	Weighted-average	Number of securities remaining
	issued upon exercise of	exercise price of	available for future issuance
	outstanding options, warrants,	outstanding options,	under equity compensation
Plan Category	and rights	warrants, and rights	plans(1)
Equity compensation plans approved by security holders	—	—	113,851
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	113,851

(1)	Calculations based on the number of shares that have been granted under the 2017 Incentive Compensation Plan (the “2017 Plan”) and not forfeited as of the record date March 24, 2023. The 2017 Plan, which was approved by the stockholders on May 16, 2017, provides 150,000 shares for grants. It replaced the Incentive Compensation Plan that was adopted by the stockholders on May 18, 2010 (the “2010 Plan”). With the adoption of the 2017 Plan, the shares remaining under the 2010 Plan were no longer available for grant.

PROPOSAL NUMBER 1

ELECTION OF DIRECTORS

Two directors will be elected at the Annual Meeting each for a three-year term expiring at the 2026 Annual Meeting. The Restated Articles of Incorporation (as amended) of the Company currently provide for five directors, divided into three classes with two classes of two directors and one class of one director and the term of office of one class expiring each year. At each Annual Meeting, successors of the class whose term of office expires in that year are elected for a three-year term. The nominee(s) who receive the highest number of votes will be elected director(s) of the Company for the three-year term commencing at the Annual Meeting. Upon recommendation of the Nominating/Corporate Governance Committee, the Board of Directors have nominated Randy F. Lieble and Joseph G. Stienessen each for a term that will expire at the annual meeting to be held in 2026.

The Company believes that the nominees will be able to serve; but should one or both nominees be unable to serve as directors, the proxies will be voted for the election of such substitute nominee(s) as the Board may propose.

Information Concerning Directors and Nominees

All our directors bring to our Board a wealth of leadership experience. The process undertaken by the Nominating Committee in recommending qualified director candidates is described below under “Corporate Governance.” Information about each Board nominee and each other member of the Board, including certain individual qualifications and skills of our directors that contribute to the Board’s effectiveness as a whole, is provided below.

			Director
Name	Age	Business Experience	Since

Nominees for Election to the Board – For A Term Ending 2026

Randy F. Lieble	69	Director from December 2006 to August 2007 and December 2008 to present. Vice President from October 2004 to August 2007 and September 2008 to September 2019. Chief Financial Officer from November 1999 to August 2007 and September 2008 to September 2019. Treasurer from November 1995 to August 2007 and September 2008 to September 2019. Secretary from January 2009 to November 2009.	2008

Mr. Lieble’s experience as Chief Financial Officer (CFO) and his 43 years as an employee of the Company during which he had been involved in virtually all phases of the business are invaluable to Board discussions and judgments required for decision-making that is in the best long-term interest of the Company and its stockholders.

Joseph G. Stienessen	78	Retired Certified Public Accountant. Self-employed as an accounting advisor and consultant since July 2007. Former principal with Larson, Allen, Weishair and Company, LLP, a CPA firm, from October 2004 to July 2007; prior to November 2003, Managing Partner of Stienessen, Schlegel and Company, LLC.	2005

Mr. Stienessen has extensive knowledge and experience in the areas of accounting and finance. His expertise in those areas is invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Nominating and Compensation Committees. His background also enables him to act as the financial expert for the Company’s Audit Committee.

Directors Continuing In Office – For A Term Ending 2025

Richard N. Cardozo	87	Professor Emeritus, Carlson School of Management, University of Minnesota; Retired Chairman, Brownstone Distributing; Former Principal, CPE Associates, Inc., a consulting firm.	1998

Mr. Cardozo has an extensive academic background in and practical knowledge of management. That background, along with his experience, knowledge and long-standing service as a director of the Company and former Chairman of Brownstone Distributing are invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

Patrick J. Quinn	73	Former Chairman and President, Ayres Associates, Inc., an engineering firm, from January 2001 and April 2000 respectively, until his retirement in December 2010. Director of certain funds of Wisconsin Capital Management (a regulated mutual fund company). Mr. Quinn serves as a director of Future Wisconsin Housing Fund, Inc. (non-profit housing owner/developer), and is a former director of the Eau Claire Community Foundation (non-profit).	2001

Mr. Quinn’s executive experience and business acumen, together with his 22 years of service as a director of the Company, are invaluable to Board discussions, judgments required for decision-making that is in the best long-term interest of the Company and its stockholders, and to the fulfillment of his positions on the Audit, Nominating, and Compensation Committees.

Director Continuing In Office – For A Term Ending 2024

Maryjo Cohen	70	Chair of the Board, President and Chief Executive Officer of the Company since May 1994.	1988

Ms. Cohen’s day-to-day leadership and experience as Chief Executive Officer (CEO), as well as her 46 years as an employee of the Company, are invaluable to Board discussions and judgments required for decision-making that is in the best long-term interest of the Company and its stockholders.

The Board of Directors recommends that stockholders vote FOR the director nominees.

Corporate Governance

During 2022, there were five Board of Directors meetings. Each of the directors attended all of the meetings of the Board of Directors and all meetings of committees on which that director served. All directors attended the 2022 Annual Meeting of Stockholders, with the exception of Mr. Cardozo. The attendance policy for members of the Board of Directors may be reviewed in the Corporate Governance Guidelines document found on the Company’s website located at www.gopresto.com and is available in print upon request.

The Board of Directors has determined that each of Messrs. Cardozo, Quinn, Stienessen and Lieble qualify as an “independent director” as defined by the rules of the New York Stock Exchange. The Board has determined that Messrs. Cardozo, Quinn, Stienessen and Lieble do not have a relationship with the Company, other than as a director, and are therefore independent.

The Company has Audit, Compensation, and Nominating/Corporate Governance Committees consisting of Messrs. Cardozo, Quinn, and Stienessen. During 2022, the Audit Committee held five formal meetings. The Board has determined that Mr. Stienessen qualifies as an Audit Committee Financial Expert under SEC rules. The Nominating/Corporate Governance Committee met once in 2022. The Compensation Committee had one meeting in 2022.

The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities relating to: (1)   the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

The purpose of the Compensation Committee is to discharge the Board’s responsibilities relating to the CEO’s compensation and make recommendations regarding the compensation of other executives, including review of the succession plans for the CEO and other senior executives. Activities of the Compensation Committee shall be consistent with the Company’s overall direction and purpose regarding executive compensation as set forth in its charter. See also “Compensation Discussion and Analysis” for a further description of the functions performed by the Compensation Committee.

The purpose of the Nominating/Corporate Governance Committee is to identify individuals qualified to become Board members in accordance with the criteria described below and to take such other action consistent with provisions in its charter. The Nominating/Corporate Governance Committee is also responsible for advising the Board on corporate governance matters, which include developing and recommending to the Board corporate governance principles, overseeing the self-evaluation process for the Board and its committees, and such other functions as set forth in its charter.

Charters of the Nominating/Corporate Governance, Compensation, and Audit Committees; the Corporate Governance Guidelines; and the Corporate Code of Conduct are set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com and are available in print upon request.

The Company’s Board of Directors has established a process whereby stockholders and other interested parties may send communications to the Board of Directors, as well as to the Presiding Director (Mr. Cardozo) of executive sessions attended by only non-management directors. The Presiding Director may be reached by mailing a letter to: Independent Directors, Attn: Presiding Director, National Presto Industries, Inc., 3925 N. Hastings Way, Eau Claire, WI 54703. The manner in which stockholders and other interested parties can send communications to the Board is set forth in the Corporate Governance section of the Company’s website located at www.gopresto.com.

In identifying prospective director candidates, the Nominating/Corporate Governance Committee considers its personal contacts, recommendations from stockholders, and recommendations from business and professional sources, but has not historically paid a fee to any third party. The Nominating/Corporate Governance Committee’s policy is to consider qualified candidates for positions on the Board recommended in writing by stockholders. Stockholders wishing to recommend candidates for future Board membership should submit the recommendations in writing to the Secretary of the Company no later than December 13, 2023, (for inclusion of such candidate, if subsequently nominated, in the Company’s next Proxy Statement) or February 16, 2024, (for recommending a candidate who, if subsequently nominated, would not be included in the Company’s next Proxy Statement) with the submitting stockholder’s name and address and pertinent information about the proposed nominees similar to that required by the by-laws in connection with a nomination to be made by stockholders. When evaluating the qualifications of potential new directors, or the continued service of existing directors, the Nominating/Corporate Governance Committee considers a variety of criteria, including the individual’s reputation for honesty and integrity; respect from leaders and the general citizenry in the community in which the individual resides; the individual’s knowledge of business principles and intellectual capacity to quickly grasp and understand the intricacies of the Company’s businesses; attainment of official status with a leading company, agency, educational institution, or other form of enterprise; accessibility geographically and otherwise for meetings; specialized skills or expertise; independence; financial expertise; freedom from conflicts of interest; ability to understand the role of a director; diversity, including diverse work experiences and military service; and ability to fully perform the duties of a director. While candidates recommended by stockholders will generally be considered in the same manner as any other candidate, special consideration will be given to existing directors desiring to stand for re-election given their history of service and their knowledge of the Company, as well as the Board’s knowledge of their level of contribution resulting from such service. Stockholders wishing to recommend for nomination or nominate a director should contact the Company’s Secretary for a copy of the relevant procedure for submitting nominations and a full delineation of the criteria considered by the Nominating/Corporate Governance Committee when evaluating potential new directors or the continued service of existing directors.

The Company has not adopted any formal policies or procedures for the review, approval, or ratification of transactions between the Company and its related persons that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have been or will be reviewed by the entire Board (other than the director involved) on a case-by-case basis. The Company’s Corporate Code of Conduct does contain several provisions that would provide valuable guidance for the review of such transactions.

The Board believes that the Company’s CEO is best situated to serve as Chair of the Board because she is the director most familiar with the Company’s business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy.

The Board has an active role, as a whole and at the committee level, in overseeing management of the Company’s risks. The Board regularly reviews information regarding the Company’s credit, liquidity, operations, cybersecurity and privacy practices, as well as the risks associated with each. The Company’s Compensation Committee is responsible for overseeing the management of risks relating to the Company’s executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating/Corporate Governance Committee manages risks associated with the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed through committee reports about such risks.

Speculative Trading and Hedging Policies

The Company’s securities trading policy prohibits “restricted personnel” (including directors, executive officers and certain other employees) from engaging in speculative trading of the Company’s stock. Specifically, the policy (i) requires that Company stock purchased by restricted personnel in the open market must be held for a minimum of 6 months; (ii) prohibits restricted personnel from engaging in short sales; (iii) prohibits restricted personnel from holding Company stock in a margin account, whether for the purchase of Company stock or any other securities; and (iv) prohibits restricted personnel from trading puts and calls on the Company’s stock. The policy does not specifically prohibit the purchase of financial instruments, including prepaid variable forward contracts, equity swaps, collars, and exchange funds, that are designed to hedge or offset any decrease in the market value of securities of the Company.

Compensation Committee Interlocks and Insider Participation

The directors who served on the Compensation Committee during fiscal 2022 were Richard N. Cardozo, Patrick J. Quinn, and Joseph G. Stienessen. The Compensation Committee determines the compensation of the CEO and makes recommendations to the Board with respect to the compensation of the other executive officers of the Company, including those listed in the Summary Compensation Table on page 11. Board member Ms. Cohen did not participate in decisions regarding her own 2022 compensation.

None of the members of the Compensation Committee during fiscal 2022, or in the last three years, was an officer or employee of the Company or had any related party transaction with the Company. During fiscal 2022, none of the executive officers of the Company served as a member of the board or compensation committee of any entity that has one or more officers serving as a member of the Company’s Board or Compensation Committee.

Director Compensation

At the 2020 annual meeting of stockholders, stockholders approved the Non-Employee Director Compensation Plan, which sets forth the compensation to be paid to the Company’s non-employee directors. In fiscal 2022, each non-employee director was paid an annual retainer of $40,000 (which increased to $42,000 beginning in 2023). In accordance with the Non-Employee Director Compensation Plan, 75% of the annual retainer is paid in cash in three equal quarterly installments, and the remaining 25% is paid in shares of the Company’s common stock. The number of shares granted is determined by dividing the dollar amount of 25% of the annual retainer by the closing price of the Company’s common stock on the last trading day of the calendar year (for 2022 the closing price was $68.46), rounded down to the nearest whole share. No fractional shares are issued and each non-employee director is entitled to receive cash equal to the value of any fractional shares. In addition, each non-employee director is paid $1,000 for each full day Board or committee meeting attended and $500 for each half day Board or committee meeting attended. The Company reimburses basic and reasonable travel costs associated with attending a meeting of the Board or a committee that requires in excess of 100 miles of travel.

The fiscal 2022 compensation of non-employee directors of the Company is shown in the following table.

DIRECTOR COMPENSATION FOR FISCAL 2022

Fees Earned or
Name	Paid in Cash ($) 2022(1)
Patrick J. Quinn	46,000
Richard N. Cardozo	46,000
Joseph G. Stienessen	46,000
Randy F. Lieble	44,000

(1)	Fourth quarter annual retainer payments were paid in shares of common stock. In accordance with SEC regulations, these amounts are reported in the table as fees earned or paid in cash, rather than as stock awards. For the fourth quarter of 2022, each non-employee director received 146 shares, with a grant date fair value of $9,995.16, computed in accordance with FASB ASC Topic 718 based on the actual number of shares of stock paid out and do not reflect the actual amounts earned. The shares issued are fully vested on the grant date.

Audit Committee Report

Each member of the Audit Committee is independent as defined by the rules of the New York Stock Exchange and the Board of Directors has determined that no member has a relationship to the Company that may interfere with the exercise of their independence from management of the Company. It is the purpose of the Audit Committee to assist the Board of Directors in fulfilling its oversight responsibilities relating to: (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, and (4) the performance of the Company’s internal audit function and independent auditors.

The Audit Committee has reviewed and discussed with management and the independent auditors the Company’s audited financial statements as of and for the year ended December 31, 2022, management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and the independent auditors’ attestation report on the Company’s internal control over financial reporting. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the SEC and the Public Company Accounting Oversight Board, including Audit Standard No. 1301, Communications with Audit Committees. The Audit Committee has received the written disclosures and letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the Audit Committee concerning independence, and has discussed with the independent auditors the independent auditors’ independence. This included consideration of the compatibility of non-audit services with the auditors’ independence.

Based on the Audit Committee’s review and discussions referred to above, the Audit Committee recommended to the Company’s Board that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022, for filing with the SEC.

Submitted by members of the Audit Committee:

Joseph G. Stienessen Richard N. Cardozo Patrick J. Quinn

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Compensation Discussion and Analysis

Overview

The Discussion and Analysis section addresses the material elements of the Company’s executive compensation program, including its compensation philosophy and objectives and the fashion in which it is to be administered. It is intended to complement and enhance an understanding of the compensation information presented in the tables that follow. As used in this Proxy Statement, the term “named executive officers” means the Company’s principal executive officer (PEO) and principal financial officer (PFO) for the 2022 fiscal year as well as the three other most highly compensated executive officers named in the Summary Compensation Table on page 11. In this discussion and analysis, the term “Committee” means the Compensation Committee of the Board.

Compensation Objectives and Philosophy

The Company’s executive compensation program is intended to:

● provide fair compensation to executive officers based on their performance and contributions to the Company;

● provide incentives that attract and retain key executives;

● instill a long-term commitment to the Company; and

● develop a pride and sense of ownership.

The compensation program is therefore intended to attract, motivate, and retain executive officers who have the capability to manage the Company’s day-to-day operations and personnel, compete ethically in each of its competitive business segments, implement any strategic plans developed by the Company, and implement the Company’s strategic plan to increase stockholder value.

The principal element of the executive compensation program is base salary. An award of a discretionary bonus to reward exceptional performance is sometimes made. The Company provides health and life insurance benefits, a 401(k) program with a generous Company contribution, and other welfare benefits that are available to all of its salaried employees on a non-discriminatory basis. Awards of restricted stock are part of the executive compensation program. The Committee believes that restricted stock awards reward performance and align the interests of executives with the long-term interests of stockholders.

The objectives and factors considered with respect to the form and amount of each individual element of our compensation program are more fully described herein.

Compensation Process

The Committee has the responsibility to determine and approve the compensation of the CEO, to make recommendations to the Board with respect to the compensation of selected non-CEO executive officers, and to make recommendations to the Board with respect to incentive plans.

The Committee met on November 18, 2021, to review compensation matters and establish the base salary of the CEO for 2022. On the same date, the Board established the base salaries of other executive officers and approved discretionary cash bonuses to be paid at year-end. No executive officer made a recommendation regarding the form or amount of his or her own compensation. The CEO does provide the Committee with recommendations on salaries of the other executive officers. The Committee did not retain any compensation consultant or utilize any benchmarking of any material element of compensation to assist it in the review or determination of executive compensation in 2021 or 2022.

Elements of Our Executive Compensation Program

Base Salary and Benefits. The base salaries for executive officers is intended to promote the Company’s compensation objectives generally and specifically to provide basic economic security at a level that will attract and retain talented executive officers. Annual increases in base salary of each of the Company’s executive officers, if any, are determined in accordance with its compensation policy and, where appropriate, the economic conditions in which the Company is operating. Individual job performance is the single most important factor in the Committee’s role in determining base salary. The base salaries of the executive officers were established at levels considered appropriate in light of the duties and scope of their responsibilities. For 2022, the Committee approved base salary increases of approximately 0% to 3.0% for the named executive officers.

The Company strives to provide employee benefits to executive officers and all other salaried employees that are consistent with benefits provided in the communities in which they reside, including 401(k), health insurance, life and disability insurance, and other welfare benefits. Executive officers participate in these plans on the same basis as other employees.

Discretionary Bonus. Although the Company primarily relies upon awarding an adequate and proper base salary to promote its compensation objectives, the Committee also acknowledges the benefit of awarding discretionary bonuses. To this end, the Company’s executive officers may from time to time identify executive officer individual performance measures (qualitative and/or quantitative) or contributions to the overall performance of the Company to the Committee and request that the Committee consider approving a bonus to reward such performance. The awards made in 2022 recognized contributions to corporate performance as well as individual performance with respect to corporate strategy among other factors the Committee deems relevant. The annual cash bonuses paid to our named executive officers for 2022 are set forth in the “Summary Compensation Table.”

Incentive, Equity, and Deferred Compensation. The Company has found that SEC insider trading restrictions are such that it is difficult for executives to purchase stock on the open market without violating insider trading rules. Accordingly, with the stockholders’ adoption of the National Presto Industries, Inc. 2017 Incentive Compensation Plan on May 16, 2017, the Compensation Committee has the authority to grant restricted stock awards at its discretion based on an employee’s performance. In order to create ownership as well as provide incentives for future performance, with a grant date of December 31, 2022, the Committee granted restricted stock to the named executive officers and several other key employees pursuant to the 2017 Plan. The awards were denominated in dollars but were payable in common stock which the Committee determined would be based on the closing stock price on the NYSE on December 31, 2022 ($68.46). The Committee determined the dollar value of the awards based on job responsibilities, experience, and individual performance in 2022 as well as recommendations of the CEO. The awards made in 2022 recognized contributions to corporate performance as well as individual performance with respect to corporate strategy among other factors the Committee deems relevant. The equity awards granted to our named executive officers in 2022 are set forth under “Grants of Plan-Based Awards During Fiscal Year 2022.”

Perquisites. In 2022, no named executive officer received perquisites having a value in excess of $10,000. The Committee does not consider perquisites to be a material element of the Company’s compensation program for executive officers.

Termination and Change-in-Control Arrangements. The Company does not maintain any employment or change-in-control agreements for its executive officers.

Tax Considerations. Prior to the Tax Cuts and Jobs Act of 2017 (the “2017 Tax Act”), Section 162(m) of the Internal Revenue Code of 1986, as amended, limited deductions to $1 million for compensation paid to the CEO and each of the four most highly paid executive officers named in the Summary Compensation Table who are officers on the last day of the year, and that compensation that qualified as “performance-based” under Section 162(m) was exempt from this $1 million deduction limitation.

Under the 2017 Tax Act, the performance-based exception has been repealed and the $1 million deduction limit now applies to anyone serving as the CEO or the CFO at any time during the taxable year and the top three other highest compensated executive officers serving at fiscal year end. The new rules generally apply to taxable years beginning after December 31, 2017. Consistent with past practice, the Committee will design compensation programs that are in the best interests of the Company and its stockholders, with deductibility of compensation being one of a variety of considerations taken into account.

Say on Pay Vote. In making compensation decisions, the Committee considers the results of the Company’s stockholder advisory vote approving the Company’s executive compensation. Stockholders approved on an advisory basis the Company’s “say on pay” proposal at the 2020 Annual Meeting of Stockholders with 95.5% of the votes cast (excluding abstentions) in favor of the compensation paid to our named executive officers.

Clawback Policy. The Company will adopt a policy that complies with the new SEC and NYSE rules (once effective) that will require listed companies to implement policies for the recovery of erroneously awarded incentive compensation.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained under this heading. On the basis of its reviews and discussions, the Committee has recommended to the Board that the Compensation Discussion and Analysis section be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022, and this Proxy Statement.

Submitted by the Company’s Compensation Committee:

Richard N. Cardozo, Patrick J. Quinn, Joseph G. Stienessen

Summary Compensation Table

The following table sets forth compensation for individuals who served as principal executive officer (PEO) and principal financial officer (PFO) during fiscal 2022 and for each of the other three most highly compensated executive officers who were serving as executive officers as of December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus(1) ($)	Stock Awards(2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation(3) ($)	Total ($)
Maryjo Cohen,	2022	630,001		124,940				29,469	784,410
Chair of the Board,	2021	629,232		99,995				26,678	755,904
CEO, President, PEO	2020	610,000		99,926				27,928	737,854

David J. Peuse	2022	190,785	10,000	19,990				15,635	236,411
Treasurer, PFO	2021	185,193		24,937				16,127	226,258
	2020	183,402	10,000	19,985				15,396	228,783

Douglas J. Frederick,	2022	377,184		81,194				26,979	485,357
COO, Vice President,	2021	371,385		81,046				25,638	478,069
Secretary, General	2020	361,001	36,100	36,079				23,415	456,595
Counsel

Richard L. Jeffers,	2022	327,500		29,985				14,837	372,322
Vice President of	2021	327,135		40,769				14,729	382,632
Sales	2020	318,001		29,978				14,434	362,413

Jeffery A. Morgan,	2022	234,827		32,998				12,422	280,246
Vice President of	2021	230,242		32,976				12,170	275,388
Engineering	2020	223,800		29,978				12,153	265,931

(1)	Amounts shown for 2022 represent discretionary cash bonuses granted with respect to 2022 performance but paid in January 2023. Amounts shown for 2020 represent discretionary cash bonuses granted with respect to 2020 performance but paid in January 2021.

(2)	These amounts reflect the grant date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718 based on the closing price of the Company’s common stock on the date of grant and do not reflect the actual amounts earned. See the Grants of Plan-Based Awards During Fiscal Year 2022 table below and the accompanying disclosure for information on the actual number of shares of restricted stock paid out in fiscal 2022.

(3)	All Other Compensation includes 401(k) employer contributions, the value of life and disability insurance premiums paid by the Company, and the dividends paid related to the stock awards identified for each year, but paid in March of the following year. For the year 2022, 401(k) employer contributions included $21,350 for Ms. Cohen and Mr. Frederick, $13,582 for Mr. Peuse, $12,200 for Mr. Jeffers and $9,609 for Mr. Morgan.

Grants of Plan-Based Awards During Fiscal Year 2022

The following table shows all plan-based awards granted to the named executive officers during fiscal 2022.

			Estimated Future Pay- outs Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock	All Other Option
Name	Grant Date	Committee Action Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Awards: Number of Shares of Stock or Stock Units (#)(1)	Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(2)
Maryjo Cohen	12/31/2022	11/17/2022							1,825			1324,940
David J. Peuse	12/31/2022	11/17/2022							292			19,990
Douglas J. Frederick	12/31/2022	11/17/2022							1,186			81,194
Richard L. Jeffers	12/31/2022	11/17/2022							438			29,985
Jeffery A. Morgan	12/31/2022	11/17/2022							482			32,998

(1)	These amounts reflect stock awards denominated in dollars but payable in shares of restricted stock based on the closing price of the Company’s common stock on December 31, 2022, under the 2017 Incentive Compensation Plan.
(2)	These amounts reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718 based on the actual number of shares of restricted stock paid out and the closing price of the Company’s common stock on the grant date ($68.46 per share) and do not reflect the actual amounts earned.

The stock awards granted on December 31, 2022, were denominated in dollars but payable in common stock based on a per share price of $68.46, the closing price of the Company’s common stock on December 31, 2022. Unless vested earlier in accordance with the 2017 Incentive Compensation Plan, the restricted stock awards will vest 100% on March 15, 2028, assuming the employee remains in the Company’s employ through such date. Certificates evidencing the shares related to the awards were registered to the named individuals upon the execution of a Restricted Stock Award Agreement, which occurred on January 5, 2023, in accordance with the provisions of the 2017 Incentive Compensation Plan. The executive officers have voting and dividend rights in unvested restricted shares.

Outstanding Equity Awards At 2022 Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers at the end of fiscal 2022.

	STOCK AWARDS
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
	12/31/17	1,005	68,802
	12/31/18	855	58,533
	12/31/19	1,131	77,428
Maryjo Cohen	12/31/20	1,130	77,360
	12/31/21	1,219	83,453
	12/31/22	1,825	124,940
	12/31/17	65	4,450
	12/31/18	34	2,328
David J. Peuse	12/31/19	56	3,834
	12/31/20	226	15,472
	12/31/21	304	20,812
	12/31/22	292	19,990
	12/31/17	260	17,800
	12/31/18	748	51,208
Douglas J. Frederick	12/31/19	791	54,152
	12/31/20	408	27,932
	12/31/21	988	67,638
	12/31/22	1,186	81,194
	12/31/17	100	6,846
	12/31/18	256	17,526
Richard L. Jeffers	12/31/19	339	23,208
	12/31/20	339	23,208
	12/31/21	497	34,025
	12/31/22	438	29,985
	12/31/17	100	6,846
	12/31/18	85	5,819
Jeffery A. Morgan	12/31/19	226	15,472
	12/31/20	339	23,208
	12/31/21	402	27,521
	12/31/22	482	32,998

(1)	Assuming the employee remains in the Company’s employ through such date, the restricted stock granted 12/31/2017 vests 100% on March 15, 2023; the restricted stock granted on 12/31/2018 vests 100% on March 15, 2024; the restricted stock granted on 12/31/19 vests 100% on March 15, 2025; the restricted stock granted on 12/31/2020 vests 100% on March 15, 2026; and the restricted stock granted on 12/31/2021 vests 100% on March 15, 2027; the restricted stock granted on 12/31/2022 vests 100% on March 15, 2028. All restricted stock awards vest upon retirement as set forth in the 2017 Incentive Compensation Plan and related documents.

(2)	Calculations based on the closing price of the Company’s common stock of $68.46 on December 31, 2022.

Option Exercises and Stock Vested in Fiscal Year 2022

No options were granted or exercised by the named executive officers during fiscal 2022. The following restricted stock awards granted to the named executive officers vested during fiscal 2022.

STOCK AWARDS

Name	Vesting Date	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Maryjo Cohen	3/15/2022	939	74,763
David J. Peuse	3/15/2022	37	2,946
Douglas J. Frederick	3/15/2022	1,667	132,727
Richard L. Jeffers	3/15/2022	93	7,405
Jeffery A. Morgan	3/15/2022	46	3,663

(1)	Calculations based on the closing price of the Company’s common stock on the vesting date ($79.62 per share).

Potential Payments Upon Termination or Change-in-Control

The Company does not have any change-in-control agreements with any executive officer, director, or employee. The 2010 and 2017 Incentive Compensation Plans under which restricted stock awards have been granted provide that in the event of a change-in-control or the employee’s employment is terminated due to death, disability, or retirement (as defined in the plans), the shares of restricted stock would immediately vest.

The amounts shown in the following table reflect the potential value to the named executive officers of acceleration of all unvested restricted stock awards upon a change-in-control of the Company and termination of employment due to death, disability, or retirement (as defined in the plans), assuming that the change-in-control and termination of employment were effective as of December 31, 2022, and based on the closing price of the Company’s common stock of $68.46 on December 31, 2022. The amounts below are estimates of the amounts that would be paid to the named executive officers; the actual amounts to be paid can only be determined at the actual time of a change-in-control or an officer’s termination of employment.

	ACCELERATED PORTION OF RESTRICTED STOCK AWARDS
Name	Number (#)(1)	Value ($)(2)
Maryjo Cohen	7,165	490,516
David J. Peuse	977	66,885
Douglas J. Frederick	4,381	299,923
Richard L. Jeffers	1,969	134,798
Jeffrey A. Morgan	1,634	111,864

(1)	Total number of shares related to unvested restricted stock as of December 31, 2022, including those with a grant date of December 31, 2022.

(2)	Total value of unvested restricted stock awards as of December 31, 2022, that would be accelerated.

CEO Pay Ratio Disclosure

Under rules adopted pursuant to the Dodd-Frank Act of 2010, the Company is required to calculate and disclose the annual total compensation paid to its median paid employee, as well as the ratio of the annual total compensation paid to the median employee as compared to the annual total compensation paid to the Company’s CEO. Due to estimates, assumptions, adjustments and statistical sampling permitted under SEC rules, the pay ratio disclosed by other companies may not be comparable with the pay ratio that the Company reports.

As of December 31, 2022, the Company employed a total of 973 employees (including full-time and part-time employees and excluding the CEO). For those 973 employees, their 2022 gross earnings were used as the starting point for total compensation. Salaries and wages were not annualized for those employees who were not employed for the full year of 2022. Other compensation, determined in the same manner that the Company determined the total compensation of the named executive officers for purposes of the Summary Compensation Table (i.e. 401(k) employer match, restricted stock awards, dividends paid related to the restricted stock awards, and the value of life and disability insurance premiums paid by the Company), was added to the gross earnings amount to determine total compensation. For 2022, the median-compensated employee (i.e. the 486th employee) had annual total compensation of $42,688. As set forth in the Summary Compensation Table, the CEO's total compensation for 2022 was $784,410. The CEO to median employee pay ratio for 2022 was therefore 18.38:1 ($784,410/$42,688).

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the Company is providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. The disclosure provided in the tables below is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee views the link between the Company’s performance and its NEO’s compensation. For further information concerning the Company’s compensation philosophy and how the Company’s aligns executive compensation with the Company’s performance, refer to “Executive Compensation and Other Information – Compensation Discussion and Analysis.”

			Average Summary	Average	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Compensation Table Total for Non-PEO NEOs(3)	Compensation Actually Paid to Non-PEO NEOs(4)	Total Shareholder Return(5)	Peer Group Total Shareholder Return(6)	Net Income (in thousands)(7)	[Company Selected Measure](8)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	784,410	709,683	343,584	320,209	$93.13	$35.53	20,699
2021	755,904	743,709	340,587	333,585	$105.57	$72.19	25,654
2020	737,854	725,259	328,431	327,440	$107.53	$90.55	46,958

(1)	The PEO in each of the applicable years is Ms. Cohen (who has served as CEO since 1994). The dollar amounts reported in column (b) are the amounts of total compensation reported for Ms. Cohen for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation and Other Information – Summary Compensation Table.”

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Ms. Cohen, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual amount of compensation earned by or paid to Ms. Cohen during the applicable year. The analysis requires the need to deduct the Grant Date fair value of stock awards from amount disclosed in the Summary Compensation Table and add back the year-end fair value of any awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year. Since the Company's stock awards are typically awarded on 12/31 (i.e. the Grant Date is 12/31), this deduction and add back is the same amount. For the three years disclosed herein, the amount was $124,940 in 2022, $99,995 in 2021, and $99,926 in 2020.

(3)	The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s non-PEO named executive officers (NEOs) as a group in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the non-PEO NEOs included for purposes of calculating the average amounts in each of the years 2022, 2021 and 2020 are as follows: David Peuse, Douglas Frederick, Richard Jeffers and Jeffery Morgan.

(4)	The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K and do not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. The analysis requires the need to deduct the Grant Date fair value of stock awards from amount disclosed in the Summary Compensation Table and add back the year-end fair value of any awards granted during the fiscal year that are outstanding and unvested as of the end of the fiscal year. Since the Company's stock awards are typically awarded on 12/31 (i.e. the Grant Date is 12/31), this deduction and add back is the same amount. For the non-PEO NEOs as a group during the three years disclosed herein, the average amount per non-PEO NEO was $41,042 in 2022, $44,932 in 2021, and $29,005 in 2020.

(5)	Cumulative total shareholder return (TSR) assumes $100 invested on December 31, 2019, in National Presto Industries, Inc. common stock. Total return assumes reinvestment of dividends.

(6)	Represents the weighted peer group TSR and assumes $100 invested on December 31, 2019, in the peer group companies with similar market capitalization. Total return assumes reinvestment of dividends. The peer group used for this purpose is the same peer group utilized for the stock performance graph in the applicable year’s annual report. The Company’s performance graph compares companies with a December 31 market capitalization similar to the Company. The Company adopted this approach because it was unable to reasonably identify a peer group based on its industries or lines of business. The companies represented in the peer group for each year are set forth below.

For 2022 the peer group consisted of CIRCOR International, Inc., Haverty Furniture Companies, Inc., Kezar Life Sciences, Inc., Lightwave Logic, Inc., MorphoSys AG, Nine Energy Service, Inc., Novonix Limited, Similarweb Ltd., Surmodics, Inc., trivago N.V., Tsakaos Energy Navigation Limited.

For 2021 the peer group consisted of Adaptimmune Therapeutics plc, Bioceres Crop Solutions Corp., Deciphera Pharmaceuticals, Inc., Earthstone Energy, Inc., Entravision Communications Corporation, IRadimed Corporation, Loop Industries, Inc., Pharming Group N.V., ProQR Therapeutics, N.V., RE/MAX Holdings, Inc., Taseko Mines Limited, The RMR Group, Inc.

For 2020 the peer group consisted of Arlo Technologies, Inc., Clementos Pacasmayo, S.A.A., Clearwater Paper Corporation, Dorian LPG Ltd., Frank’s International N.V., Interface, Inc., IVERIC bio, Inc., OneSmart International Education Group Limited, Rubius Therapeutics, Inc., Sohu.com Limited, SpartanNash Company, Vaxart, Inc.

(7)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8)	The Company does not utilize any specific financial performance measure to link executive compensation actually paid to the Company’s performance.

Relationship Between Compensation Actually Paid (CAP) and Performance

As described in greater detail in “Executive Compensation and Other Information – Compensation Discussion and Analysis,” the Company’s executive compensation program considers a variety of attributes. The factors that the Compensation Committee deems relevant for both our long-term and short-term incentive awards are selected based on objectives of providing a competitive total compensation program that enables the Company to attract, retain and motivate executive management employees, align the interests of the named executive officers with the interests of our stockholders, and reward individual performance. However, the Company does not use net income or any other financial performance measure as a proxy for the overall performance of the Company and, it does not base any specific element of executive compensation on TSR, net income or any other specific financial performance measure.

PROPOSAL NUMBER 2

RATIFY APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors is submitting the selection of RSM US LLP to serve as the Company’s independent registered public accounting firm for fiscal 2023 for ratification in order to ascertain the views of stockholders on this selection. Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to ratify the appointment by the Audit Committee of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. If stockholders do not ratify the appointment of RSM US LLP, the Audit Committee will reconsider its selection, but it retains the sole responsibility for appointing and terminating the Company’s independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

It is not anticipated that a representative of the accounting firm will be present at the Annual Meeting.

The Board of Directors recommends a vote FOR the ratification of RSM US LLP as the Company’s independent registered public accounting firm for fiscal 2023.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Audit Committee meets with representatives of the independent registered public accounting firm to review its comments and plans for future audits.

The Company’s independent registered public accounting firm for the years ended December 31, 2022 and December 31, 2021 was RSM US LLP.

The aggregate fees billed to the Company by RSM US LLP for 2022 and 2021 for professional services rendered are as follows:

	Audit Fees(1)	Audit-Related Fees	Tax Fees(2)	All Other Fees
Year ended December 31, 2022(3)	$619,000	$0	$0	$0
Year ended December 31, 2021	$499,000	$0	$7,000	$0

(1)	Includes fees for financial statement audits, 10-Q reviews, Sarbanes-Oxley 404 controls work, and related expenses.

(2)	Includes tax return planning and review.

(3)	Fees for 2022 are estimates.

In accordance with the Audit Committee charter, the Audit Committee must review and, in its sole discretion, pre-approve an itemized budget for the independent auditors’ annual engagement letter and all audit, audit-related, tax, and other permissible services proposed to be provided by the independent auditor in accordance with the applicable New York Stock Exchange listing standards and United States Securities and Exchange Commission rules, and the fees for such services. The Audit Committee approved all services provided by RSM US LLP during fiscal years 2022 and 2021.

PROPOSAL NUMBER 3

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Securities Exchange Act of 1934, we are offering our stockholders an opportunity to cast an advisory vote on the compensation of our named executive officers, as disclosed in this Proxy Statement. This advisory vote is commonly referred to as a “say-on-pay” vote. Although the vote is not binding on the Company or the Board, the Board and the Compensation Committee will consider the voting results when making future compensation decisions.

As described in the “Executive Compensation and Other Information” section of this Proxy Statement beginning on page 8, we believe that our Executive Compensation Program (1) provides a competitive total compensation program that enables us to attract, retain and motivate executive management employees, and (2) aligns the interests of the named executive officers with the interests of our stockholders in different ways, by focusing on both short-term and long-term performance goals, by promoting ownership of the Company, and by rewarding individual performance. For these reasons, we recommend that stockholders vote in favor of the following resolution:

“RESOLVED, that the stockholders hereby approve the compensation of National Presto Industries, Inc.’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related disclosures.”

The Board of Directors recommends a vote “FOR” approval of this advisory resolution on executive compensation.

PROPOSAL NUMBER 4

ADVISORY (NON-BINDING) VOTE ON FREQUENCY OF AN ADVISORY VOTE ON

EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation in Proposal Number 3 above, the Company this year is providing stockholders with an advisory vote on the frequency of future advisory votes on our executive compensation. This advisory vote is commonly referred to as a “say-on-frequency” vote. Under this proposal, stockholders may indicate whether they prefer that we hold a say-on-pay vote every year, every two years or every three years, or they may abstain from this vote.

This say-on-frequency vote is required to be conducted every six years under Section 14A of the Securities Exchange Act of 1934, as amended. Our prior say-on-frequency vote occurred in 2017. At that year’s annual meeting, our Board recommended a say-on-pay vote every three years and our stockholders concurred. Accordingly, we held a say-on-pay vote at the 2020 annual meeting.

The Board continues to believe that a frequency of every three years for the advisory vote on executive compensation is the optimal interval for conducting and responding to a say-on-pay vote. Stockholders who have concerns about executive compensation during the interval between say-on-pay votes are welcome to bring their specific concerns to the attention of the Board. Please refer to the “Corporate Governance” section in this Proxy Statement for information about communicating with the Board.

Although this say-on-frequency vote is not binding on the Company, the Board or the Compensation Committee, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

The Board of Directors unanimously recommends that you vote for a frequency of every 3 years for future advisory votes on executive compensation.

OTHER MATTERS

The Company will pay the entire cost of preparing, assembling, and mailing the proxy materials and soliciting votes. Management has made no arrangement to solicit proxies for the meeting other than by use of mail, except that some solicitation may be made by telephone, facsimile, email, or personal calls by officers or regular employees of the Company. The Company will, upon request, reimburse brokers and other persons holding shares for the benefit of others in accordance with the rates approved by the New York Stock Exchange for their expenses in forwarding proxies and accompanying material and in obtaining authorization from beneficial owners of the Company’s stock to give proxies.

The Board of Directors knows of no other matters to be brought before this Annual Meeting. If any other matter is properly presented for a vote at the meeting, however, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.

The 2022 Annual Report is enclosed with this Proxy Statement and contains the Company’s financial statements for the fiscal year ended December 31, 2022. National Presto Industries, Inc. 2022 Annual Report and Form 10-K annual report on file with the Securities and Exchange Commission may be obtained, without charge, upon written request to Douglas J. Frederick, Secretary, National Presto Industries, Inc., 3925 North Hastings Way, Eau Claire, Wisconsin 54703, phone number 1-800-945-0199. Copies of exhibits to Form 10-K may be obtained upon payment to the Company of the reasonable expense incurred in providing such exhibits.

STOCKHOLDER PROPOSALS

The Company expects the 2024 Annual Meeting of Stockholders will be held on May 21, 2024. Any stockholder who desires to present a proposal at the 2024 Annual Meeting must deliver the written proposal to the Secretary of the Company at 3925 North Hastings Way, Eau Claire, Wisconsin 54703:

●	Not later than December 13, 2023, if the proposal is submitted for inclusion in the Company’s proxy materials for the 2024 Annual Meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended; or

●	Not later than February 16, 2024, if the proposal is submitted pursuant to the Company’s bylaws, in which case the Company is not required to include the proposal in its proxy materials.

Stockholders may present a proposal at the 2024 Annual Meeting for consideration only if proper notice of the proposal has been given in accordance with one of these requirements. Recommendations of Director nominees for the 2024 Annual Meeting may be made only if advance written notice in accordance with the bylaws is delivered to the Secretary of the Company by February 16, 2024 (but December 13, 2023, if any such candidate, if subsequently nominated by the Company’s Nominating Committee, is to be included in the Proxy Statement).

In addition, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required under Rule 14a-19 of the Securities Exchange Act of 1934, as amended, no later than 60 calendar days prior to the one-year anniversary date of the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Douglas J. Frederick, Secretary

PRESTO VOTE

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Your vote matters – here's how to vote!

You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by May 16, 2023 at 12:01 A.M., Central Time.

Online
Go to **www.investorvote.com/NPK** or scan the QR code — login details are located in the shaded bar below.

Phone
Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

2023 Annual Meeting Proxy Card

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▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR the nominees listed and FOR Proposal 2 and 3 and 3 YEARS on Proposal 4.

1. Election of Directors:

	For	Withhold
01 - Randy F. Lieble	☐	☐
02 - Joseph G. Stienessen	☐	☐

	3 Years	2 Years	1 Year	Abstain
4. Non-binding advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.
The material is available at: www.edocumentview.com/NPK

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

National Presto Industries, Inc.

Notice of 2023 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — May 16, 2023

Maryjo Cohen and Douglas J. Frederick, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of National Presto Industries, Inc. to be held on May 16, 2023 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the director nominees, FOR RSM US LLP as the Company's independent registered public accounting firm, FOR approval, on a non-binding advisory basis, of the compensation of National Presto's named executive officers, and FOR 3 years as the non-binding advisory vote on the frequency of future advisory votes on executive compensation.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.